Exhibit 99.1

Zila, Inc. Announces Strategic Divestiture of Zila Nutraceuticals, Inc.
PHOENIX—(BUSINESS WIRE)—Aug. 14, 2006—Zila, Inc. (Nasdaq GM: ZILA) announced that it has signed a definitive agreement for the sale of all of the common stock of its Zila Nutraceuticals, Inc. subsidiary to NBTY, Inc. (NYSE: NTY). The purchase price is up to $40.5 million with $37.5 million to be paid in cash at close and the remainder to be paid through an earn-out formula that is dependent upon the future performance of the business. The closing of the sale is contingent upon the approval of the transaction by Zila, Inc. shareholders and the successful completion of other normal and customary pre-closing conditions.
Zila Nutraceuticals is the manufacturer and marketer of Ester-C(R) and Ester-E(R), branded, highly effective forms of Advanced Protection vitamins C and E. The sale is consistent with Zila’s strategy of focusing its business on cancer detection technologies and divesting non-core assets.
“We are pleased to announce that we have reached an agreement for the divestiture of Zila Nutraceuticals at a price that is consistent with the valuations of transactions in the Nutraceutical sector,” said Douglas Burkett, Ph.D., Chairman, Chief Executive Officer and President of Zila, Inc. “This divestiture will enable the transformation of Zila into a high growth cancer diagnostic company. We intend to align Zila’s revenue and infrastructure with our oral cancer detection business in order to further accelerate the growth of ViziLite(R) Plus as we work in parallel towards the launch of OraTest(R). We thank the valued employees of Zila Nutraceuticals for their many years of contribution to the collective efforts of Zila, Inc. and we wish them the best as they become an important part of the operations of NBTY.”
The transaction is expected to close by October 2006 and the final cash received at close will be adjusted as the result of a working capital formula that is incorporated into the transaction. The transaction also requires that Zila retire the approximately $2.7 million of debt that is associated with the Zila Nutraceuticals manufacturing facility. Zila currently has approximately $3.6 million in restricted cash securing the debt that will be utilized to retire the debt with the remaining balance to be released to the Company.
About Zila
Zila, Inc., headquartered in Phoenix, is an innovator in preventive healthcare technologies and products, focusing on enhanced body defense and the detection of pre-disease states. Zila has three business units:
— Zila Biotechnology, a research, development and licensing business specializing in pre-cancer/cancer detection through its patented Zila Tolonium Chloride and OraTest(R) technologies.
— Zila Pharmaceuticals, a manufacturer and marketer of products to promote oral health and prevent oral disease, including ViziLite(R) Plus oral examination kits and Peridex(R) prescription periodontal rinse.
— Zila Nutraceuticals, manufacturer and marketer of Ester-C(R) and Ester-E(R), branded, highly effective forms of Advanced Protection vitamins C and E.
For more information about Zila, visit www.zila.com.

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. The words, “believe,” “expect,” “anticipate,” “estimate,” “will” and other similar statements of expectation identify forward-looking statements. Forward looking statements contained herein include, but are not limited to, statements regarding the OraTest regulatory effort, the potential of our pharmaceutical and biotechnology products, the potential divestiture of Zila Nutraceuticals, the future EBITDA performance of Zila Nutraceuticals and the credit facility. These forward-looking statements speak only as of the date the statements were made and are based upon management’s current expectations and beliefs and are subject to a number of risks and uncertainties, some of which cannot be predicted or quantified. Furthermore, these forward-looking statements are based largely on Zila’s expectations or forecasts of future events, can be affected by inaccurate assumptions and are subject to various business risks and known and unknown uncertainties, a number of which are beyond the Company’s control. Therefore, actual results could differ materially from the forward-looking statements contained herein. A wide variety of factors could cause or contribute to such differences and could adversely impact revenues, margins, profitability, cash flows and capital needs, the ability of the Company to maintain required cash flows and cash availability to implement its business plan and appreciation in the market value of Zila’s common stock. Such factors include, but are not limited to: increased competition from current competitors and new market entrants; the Company’s ability to maintain, expand, or in certain cases, regain distribution within new or existing channels of trade for its products; and the market acceptance of the ViziLite(R) Plus and Ester-E(R) products and the future gross margins for such products. A wide variety of factors will impact the length, size and expense of the OraTest(R) clinical program; the FDA’s ultimate decision regarding the OraTest(R) clinical program and product; the limitations on the indicated uses for the OraTest(R) product; and the ultimate market reception of the OraTest(R) product. There can be no assurance that the forward-looking statements contained in this press release will, in fact, transpire or prove to be accurate. For a more detailed description of these and other cautionary factors that may affect Zila’s future results, please refer to Zila’s Report on Form 10-Q for its fiscal quarter ended April 30, 2006, filed with the Securities and Exchange Commission.
CONTACT: Zila, Inc.
Andrew Stevens, 602-266-6700
or
The Investor Relations Group
Investor Relations:
Antima “Taz” Sadhukhan or Dian Griesel, 212-825-3210
or
Media:
Bill Douglass, 212-825-3210
SOURCE: Zila, Inc.